Exhibit 99.1

Flowco Holdings Inc. Reports Fourth Quarter and Full Year 2025 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry, today announced financial results for the fourth quarter and full year ended December 31, 2025.

Where presented, the financial results for 2024 represent periods (i) during which Flowco’s operating subsidiary, Flowco MergeCo LLC (“Flowco LLC”), was a privately-owned limited liability company and (ii) prior to the completion of Flowco’s initial public offering in January 2025. Historical financial information for the periods ended in 2024 reflects information for Flowco LLC, and historical financial information presented prior to June 20, 2024 reflects only the historical financial information of Estis Compression LLC (“Estis”) as the accounting predecessor prior to the business combination of Estis, Flowco Production Solutions, LLC and Flogistix, LP and parent entities formed in connection with such business combination (the “2024 Business Combination”).

Key Fourth Quarter 2025 Highlights

•
Revenues of $197.2 million, generating net income of $43.0 million and Adjusted Net Income1 of $45.7 million
•
Adjusted EBITDA1 of $83.5 million
•
Adjusted EBITDA Margin1 of 42.4%
•
Net cash provided by operating activities of $87.2 million and Free Cash Flow1 of $63.2 million
•
In January 2026, Flowco's Board of Directors declared a quarterly cash dividend of $0.08 per share
•
Robust liquidity with approximately $579.6 million of availability under our revolving credit facility as of February 20, 2026

Financial Summary

	Three Months Ended			Year Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
	(in thousands)
Revenues	$197,213	$176,941	$185,993	$759,719	$535,278
Net income	42,985	34,273	22,336	131,655	80,249
Adjusted Net Income (1)	45,734	37,301	28,779	148,802	99,283
Adjusted EBITDA (1)	83,545	76,803	73,779	311,737	223,661
Adjusted EBITDA Margin (1)	42.4%	43.4%	39.7%	41.0%	41.8%

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco ended the year with a strong fourth quarter, underscoring a year of consistent execution and differentiated growth across both of our operating segments in a market environment that remained dynamic and at times uncertain. U.S. oil and natural gas production reached record levels during the year, driven in part by operators’ continued focus on maximizing recovery and optimizing existing wells — a trend that directly aligns with Flowco’s production optimization platform.

In the fourth quarter, we maintained our industry-leading margins as anticipated sales growth complemented the strength of our resilient, high-margin rental portfolio. In the fourth quarter and throughout the year, we generated meaningful free cash flow, enabling us to reduce leverage to levels below where we stood prior to our asset transaction in August. This performance reflects the durability of our financial model and our continued focus on disciplined capital allocation.

Subsequent to quarter-end, we announced our agreement to acquire Valiant Artificial Lift Solutions, expanding our artificial lift capabilities and strengthening our ability to deliver the right solution for our customers in each well, every time. The transaction remains subject to customary regulatory approvals, and we expect it to close in the first week of March.

We believe this transaction meaningfully expands our addressable market and strengthens our ability to support customers earlier in a well’s producing life and throughout the well lifecycle. As we integrate the business in 2026, we are confident in our ability to drive incremental growth and long-term value while continuing to advance Flowco’s broader production optimization strategy.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, conventional gas lift and plunger lift, including a range of digital solutions and other production related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended			Year Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
	(in thousands)
Production Solutions
Revenues	$127,442	$125,596	$113,330	$497,275	$327,805
Adjusted Segment EBITDA (1)	57,477	55,260	49,929	216,670	161,354
Adjusted Segment EBITDA Margin (1)	45.1%	44.0%	44.1%	43.6%	49.2%

Natural Gas Technologies
Revenues	$69,771	$51,345	$72,663	$262,444	$207,473
Adjusted Segment EBITDA (1)	29,982	25,317	27,802	111,358	66,259
Adjusted Segment EBITDA Margin (1)	43.0%	49.3%	38.3%	42.4%	31.9%

Corporate
Adjusted Segment EBITDA (1)	$(3,914)	$(3,774)	$(3,952)	$(16,291)	$(3,952)
Adjusted Segment EBITDA Margin (1)	nm	nm	nm	nm	nm

Total
Revenues	$197,213	$176,941	$185,993	$759,719	$535,278
Adjusted Segment EBITDA (1)	83,545	76,803	73,779	311,737	223,661
Adjusted Segment EBITDA Margin (1)	42.4%	43.4%	39.7%	41.0%	41.8%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

Fourth quarter 2025 revenue for the Production Solutions segment increased 1.5% from the third quarter of 2025, primarily due to an increase in Surface Equipment revenue. Adjusted Segment EBITDA increased 4.0% quarter over quarter for the same period, with Adjusted Segment EBITDA Margin increasing 110 basis points. The increase in Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin resulted from a decrease in SG&A in the segment and a favorable revenue mix quarter over quarter.

Natural Gas Technologies

Fourth quarter 2025 revenue for the Natural Gas Technologies segment increased 35.9% from the third quarter of 2025, primarily due to an increase in Vapor Recovery and Natural Gas Systems sales. Adjusted Segment EBITDA increased

18.4% quarter over quarter for the same period, with Adjusted Segment EBITDA Margin decreasing 634 basis points due to a revenue mix shift toward sales.

Corporate

Corporate Adjusted Segment EBITDA for fourth quarter 2025 was $(3.9) million, compared to $(3.8) million Corporate Adjusted Segment EBITDA in the third quarter of 2025.

Balance Sheet & Liquidity

As of February 20, 2026, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $142.0 million and, with a current borrowing base of $722.1 million, had availability under the Credit Agreement of $579.6 million. The Company intends to use a portion of such availability to fund the cash consideration payable at the closing of its acquisition of Valiant Artificial Lift Solutions, which is expected to total approximately $170.0 million, subject to customary adjustments in accordance with the purchase agreement.

Dividend Declaration

On January 30, 2026, Flowco announced that its Board of Directors had declared a quarterly cash dividend of $0.08 per share of Class A common stock payable on February 25, 2026 to Class A common stockholders of record as of the close of business on February 13, 2026. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.08 per unit to holders of its common units.

Conference Call and Webcast Information

Flowco will host a conference call on Thursday, February 26, 2026, at 8:00 am Eastern Time to discuss fourth quarter and full year 2025 results. The conference call can be accessed live over the phone by dialing 1-877-704-4453 (for the U.S.) or 1-201-389-0920 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 13758392. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry. The company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.

Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended December 31, 2024 and our quarterly report for the period ended September 30, 2025 filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended			Twelve Months Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
	(in thousands except share and per share amounts)
Revenues:
Rentals	$111,592	$106,966	$91,705	$417,958	$276,687
Sales	85,621	69,975	94,288	341,761	258,591
Total revenues	197,213	176,941	185,993	759,719	535,278
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	30,593	29,295	25,538	114,341	74,494
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	59,176	44,888	65,857	232,209	189,930
Selling, general and administrative expenses	26,380	28,980	26,249	118,577	62,453
Depreciation and amortization	38,601	38,953	34,360	144,838	90,862
Loss on sale of equipment	487	232	70	742	797
Income from operations	41,976	34,593	33,919	149,012	116,742
Other expenses:
Interest expenses	(4,372)	(2,757)	(10,171)	(18,939)	(32,345)
Loss on debt extinguishment	—	—	—	—	(221)
Other income (expenses), net	219	229	(943)	740	(2,756)
Total other expenses	(4,153)	(2,528)	(11,114)	(18,199)	(35,322)
Income before provision for income taxes	37,823	32,065	22,805	130,813	81,420
Income tax benefit (provision)	5,162	2,208	(469)	842	(1,171)
Net income	42,985	34,273	$22,336	131,655	$80,249
Net income attributable to redeemable non-controlling interests	25,747	21,756		90,257
Net income attributable to Flowco Holdings Inc.	$17,238	$12,517		$41,398

Earnings per share (1):
Basic	$0.62	$0.46		$1.53
Diluted	$0.41	$0.32		$1.24
Weighted average shares outstanding (1):
Basic	28,766,587	27,445,906		26,977,063
Diluted	90,064,283	90,661,805		90,673,021

(1)
The calculations of basic and diluted earnings per share and weighted average shares of common stock outstanding cover the periods after January 16, 2025, which are the periods following the Company's initial public offering and the related reorganization transactions, through the end of fourth quarter 2025.

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	December 31, 2025	December 31, 2024
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$4,522	$4,615
Accounts receivable, net of allowances for credit losses of $1,079 and $1,169, respectively	100,465	120,353
Inventory	149,590	151,179
Prepaid expenses and other current assets	5,615	9,982
Total current assets	260,192	286,129
Property, plant and equipment, net	797,534	702,616
Operating lease right-of-use assets	17,556	19,480
Finance lease right-of-use assets	25,861	21,871
Intangible assets, net	273,437	302,522
Goodwill	249,692	249,692
Deferred tax asset	16,692	—
Other assets	5,387	6,639
Total assets	$1,646,351	$1,588,949

Liabilities, redeemable non-controlling interests and stockholders'/members' equity
Current liabilities:
Accounts payable	$22,827	$31,321
Accrued expenses	26,909	33,829
Current portion of operating lease obligations	8,004	6,809
Current portion of finance lease obligations	12,895	7,837
Deferred revenue	7,376	8,002
Total current liabilities	78,011	87,798
Long-term liabilities:
Long-term debt, net	167,819	635,916
Tax receivable agreement liability	21,952	—
Operating lease obligations, net of current portion	9,783	12,739
Finance lease obligations, net of current portion	10,862	13,389
Total long-term liabilities	210,416	662,044
Total liabilities	288,427	749,842
Commitments and contingencies
Redeemable non-controlling interests	1,129,298	—
Members' equity:
Members' equity	—	839,107
Total members' equity	—	839,107
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 29,091,960 shares issued and outstanding as of December 31, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	3	—
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 60,562,983 shares issued and outstanding as of December 31, 2025; no such shares authorized, issued or outstanding as of December 31, 2024.	6	—
Additional paid-in capital	69,279	—
Retained earnings	159,338	—
Total stockholders' equity to Flowco Holdings Inc.	228,626	—
Total liabilities, redeemable non-controlling interests and members'/stockholders' equity	$1,646,351	$1,588,949

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2025	2025	2024
	(in thousands)
Cash flows from operating activities
Net income	$42,985	$131,655	$80,249
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,601	144,838	90,862
Provision for inventory obsolescence	201	1,837	1,809
Amortization of operating right-of-use assets	3,200	9,827	4,326
Amortization of deferred financing costs	337	1,349	714
Loss on sale of equipment	487	742	797
Loss on debt extinguishment	—	—	221
Gain on lease termination	(153)	(944)	(958)
Stock-based compensation	1,556	11,026	992
Provision for deferred income taxes	(5,162)	(5,942)	—
Allowance for credit losses	(536)	1,015	636
Changes in operating assets and liabilities:
Accounts receivable	19,041	18,873	(15,487)
Inventory	9,499	(76)	21,920
Prepaid expenses and other current assets	2,053	4,367	(3,029)
Other assets and liabilities	(8)	(82)	864
Accounts payable - trade	(9,501)	(8,493)	739
Accrued expenses	(7,290)	(6,931)	(4,246)
Deferred revenue	(5,162)	(626)	(4,292)
Operating lease liabilities	(3,496)	(9,913)	864
Finance lease liabilities	524	1,848	2,402
Net cash provided by operating activities	87,176	294,370	179,383
Cash flows used in investing activities
Asset acquisition	—	(71,813)	(7,000)
Additions to property, plant and equipment	(24,004)	(127,287)	(90,494)
Payment of contingent consideration related to a business combination	—	(548)	—
Proceeds from sale of property, plant and equipment	33	467	166
Net cash acquired in 2024 Business Combination	—	—	3,088
Payment for capitalized patent costs	(137)	(571)	(193)
Net cash used in investing activities	(24,108)	(199,752)	(94,433)
Cash flows used in financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	—	461,803	—
Payment of offering costs	—	(2,458)	—
Repurchase of Class A common stock	—	(15,000)	—
Payments on long-term debt	(207,887)	(1,114,672)	(296,009)
Proceeds from long-term debt	153,077	646,574	459,683
Payments on finance lease obligations	(3,919)	(14,965)	(7,503)
Proceeds on finance lease terminations	120	469	715
Purchase of LLC Interests from Continuing Equity Owners	—	(20,876)	—
Payment of debt issuance costs	—	(13)	(6,708)
Payment of dividend equivalent units	—	(10)	—
Payment of tax withheld on stock-based compensation	—	(296)	—
Distributions to members of Flowco LLC	(4,845)	(28,548)	(230,513)
Dividends paid to Flowco Holdings Inc. shareholders	(2,327)	(6,719)	—
Net cash provided by (used in) financing activities	(65,781)	(94,711)	(80,335)
Net increase (decrease) in cash and cash equivalents	(2,713)	(93)	4,615
Cash and cash equivalents
Beginning of period	7,235	4,615	—
End of period	$4,522	$4,522	$4,615

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Similarly, Free Cash Flow does not represent our residual cash flow for discretionary expenditures, since the calculation of this measure does not reflect certain debt service requirements or certain other non-discretionary expenditures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
	(in thousands)
Net income	$42,985	$34,273	$22,336	$131,655	$80,249
Transaction related expenses (1)	705	—	2,727	1,204	5,810
Share-based compensation expense (2)	1,557	1,479	483	9,668	992
Non-recurring charges (3)	—	1,317	—	5,219	—
Loss on sale of equipment	487	232	70	742	797
Loss on debt extinguishment	—	—	—	—	221
Inventory valuation adjustments (4)	—	—	3,163	314	11,214
Adjusted Net Income	$45,734	$37,301	$28,779	$148,802	$99,283

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025, and (ii) termination benefits and related expenses and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX for the three months ended June 30, 2025.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) business combination-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
	(in thousands)
Net income	$42,985	$34,273	$22,336	$131,655	$80,249
Interest expense	4,372	2,757	10,171	18,939	32,345
Income tax benefit (provision)	(5,162)	(2,208)	469	(842)	1,171
Depreciation and amortization	38,601	38,953	34,360	144,838	90,862
EBITDA	80,796	73,775	67,336	294,590	204,627
Transaction related expenses (1)	705	—	2,727	1,204	5,810
Share-based compensation expense (2)	1,557	1,479	483	9,668	992
Non-recurring charges (3)	—	1,317	—	5,219	—
Loss on sale of equipment	487	232	70	742	797
Loss on debt extinguishment	—	—	—	—	221
Inventory valuation adjustments (4)	—	—	3,163	314	11,214
Adjusted EBITDA	$83,545	$76,803	$73,779	$311,737	$223,661

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025, and (ii) termination benefits and related expenses and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX for the three months ended June 30, 2025.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.
•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales, service revenues and methane abatement technology.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended			Twelve Months Ended December 31,
	December 31, 2025	September 30, 2025	December 31, 2024	2025	2024
	(in thousands)
Production Solutions
Net income	$33,236	$31,734	$29,712	$126,678	$73,385
Interest expense	219	(1,651)	(3,031)	963	13,455
Income tax benefit (provision)	(25)	—	356	239	770
Depreciation and amortization	22,832	23,577	20,198	84,215	61,475
EBITDA	56,262	53,660	47,235	212,095	149,085
Transaction related expenses (1)	705	—	—	705	1,028
Share-based compensation expense (2)	—	—	329	1,280	700
Non-recurring charges (3)	—	1,317	—	1,317	—
(Gain) loss on sale of equipment	510	283	41	959	784
Loss on debt extinguishment	—	—	(221)	—	—
Inventory valuation adjustments (4)	—	—	2,545	314	9,757
Adjusted Segment EBITDA	57,477	55,260	49,929	216,670	161,354

Natural Gas Technologies
Net income	$14,037	$9,774	$14,542	$46,672	$29,519
Interest expense	207	224	(1,816)	857	3,135
Income tax benefit (provision)	—	1	113	142	401
Depreciation and amortization	15,761	15,369	14,162	60,596	29,387
EBITDA	30,005	25,368	27,001	108,267	62,442
Transaction related expenses (1)	—	—	—	—	2,055
Share-based compensation expense (2)	—	—	154	2,308	292
Non-recurring charges (3)	—	—	—	1,000	—
(Gain) loss on sale of equipment	(23)	(51)	29	(217)	13
Inventory valuation adjustments (4)	—	—	618	—	1,457
Adjusted Segment EBITDA	29,982	25,317	27,802	111,358	66,259

Corporate
Net income	$(4,288)	$(7,235)	$(21,918)	$(41,695)	$(22,655)
Interest expense	3,946	4,184	15,018	17,119	15,755
Income tax benefit (provision)	(5,137)	(2,209)	—	(1,223)	—
Depreciation and amortization	8	7	—	27	—
EBITDA	(5,471)	(5,253)	(6,900)	(25,772)	(6,900)
Transaction related expenses (1)	—	—	2,727	499	2,727
Share-based compensation expense (2)	1,557	1,479	—	6,080	—
Non-recurring charges (3)	—	—	—	2,902	—
(Gain) loss on sale of equipment	—	—	—	—	—
Loss on debt extinguishment	—	—	221	—	221
Inventory valuation adjustments (4)	—	—	—	—	—
Adjusted Segment EBITDA	(3,914)	(3,774)	(3,952)	(16,291)	(3,952)
Total Adjusted EBITDA	$83,545	$76,803	$73,779	$311,737	$223,661

(1)
Represents the transaction-related expenses as part of the 2024 Business Combination, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Represents (i) one-time charge for a settlement expense related to a lawsuit for the three months ended September 30, 2025 (Production Solutions) and (ii) termination benefits and related expenses (Corporate) and the costs associated with the re-purposing of one of our manufacturing facilities in Pampa, TX (Natural Gas Technologies) for the three months ended June 30, 2025.
(4)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Free Cash Flow

Free Cash Flow is a non-GAAP measure that we define as cash flow provided by operating activities less additions to property, plant and equipment (which includes both maintenance and growth capital expenditures, but excludes asset acquisitions of a business, and excludes other business acquisitions and equity investments). Management believes this information is important to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and to manage our business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Free Cash Flow is not intended to replace GAAP financial measures. A reconciliation of net cash provided by operating activities to Free Cash Flow, as well as Free Cash Flow (Deficit) after Asset Acquisition, is set forth as follows:

	Three Months Ended December 31,	Twelve Months Ended December 31,
	2025	2025	2024
	(in thousands)
Net cash provided by operating activities	$87,176	$294,370	$179,383
Additions to property, plant and equipment	(24,004)	(127,287)	(90,494)
Free Cash Flow	63,172	167,083	88,889
Asset acquisition	—	(71,813)	(7,000)
Free Cash Flow (Deficit) after Asset Acquisition	$63,172	$95,270	$81,889

Investor Contact:

Andrew Leonpacher | VP of Finance, Corporate Development, and Investor Relations

andrew.leonpacher@flowco-inc.com

(713) 997-4647

Media Contact:

Cheryl Brashear-White | VP of Marketing Communications

cheryl.white@flowco-inc.com

(405) 819-5290

Source: Flowco Holdings Inc.